Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-140818) of Pharmaxis Ltd. of our report dated December 05, 2006 relating to the financial statements and financial statement schedule included in this Annual Report on Form 20-F/A-1.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Sydney Australia

June 4, 2007